Exhibit 23.1

Consent of Ernst & Young LLP,

Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the (a) Registration Statement (Form S-4 No. 333-55943), as amended, pertaining to the acquisition shelf-registration of up to 30 million shares of common stock, (b) Registration Statement (Form S-8 No. 333-28763), as amended, pertaining to the 1997 Stock Option Plan of Amazon.com, Inc. and the Amended and Restated 1994 Stock Option Plan of Amazon.com, Inc., (c) Registration Statement (Form S-8 No. 333-88825) pertaining to the Convergence Corporation Stock Option Plan, (d) Registration Statement (Form S-8 No. 333-80491) pertaining to the Alexa Internet Amended and Restated 1997 Stock Option Plan, (e) Registration Statement (Form S-8 No. 333-80495) pertaining to the Accept.com Financial Services Corporation 1998 Stock Plan, (f) Registration Statement (Form S-3 No. 333-78797), as amended, pertaining to the shelf registration of up to $2,000,000,000 of certain securities, (g) Registration Statement (Form S-8 No. 333-78651) pertaining to the Innerlinx Technologies, Incorporated 1997 Stock Option Plan, (h) Registration Statement (Form S-8 No. 333-78653) pertaining to the e-Niche Incorporated Amended and Restated 1998 Stock Option and Grant Plan, (i) Registration Statement (Form S-8 No. 333-74419) pertaining to the Amazon.com, Inc. 1999 Non-officer Employee Stock Option Plan, (j) Registration Statement (Form S-8 No. 333-63311), as amended, pertaining to the Junglee Corp. 1996 Stock Plan, the Junglee Corp. 1998 Equity Incentive Plan, the Sage Enterprises, Inc. 1997 Amended Stock Option Plan, and the Sage Enterprises, Inc. MVP Stock Option Plan, (k) Registration Statement (Form S-8 No. 333-118818) pertaining to the Joyo.com Limited 2004 Share Option Plan, and (l) Registration Statement (Form S-8 No. 333-149845) pertaining to the Audible, Inc. 1999 Stock Incentive Plan, of our reports dated January 29, 2009, with respect to the consolidated financial statements and schedule of Amazon.com, Inc. and the effectiveness of internal control over financial reporting of Amazon.com, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/    Ernst & Young LLP

Seattle, Washington

January 29, 2009